PRAXAIR HEALTHCARE SERVICES, INC.

                         401(K) RETIREMENT SAVINGS PLAN



                    (Amended and Restated as of July 1, 2002)

SECTION 1

                                    THE PLAN

1.1 The Plan. This Plan is an amendment and Restatement, effective as of July 1, 2002, of the Interwest Home Medical, Inc. 401(k) Retirement Savings Plan, which was initially established as of October 1, 1985. It constitutes a profit-sharing plan and stock bonus plan that included a qualified cash or deferred arrangement as described in Section 401(k) of the Internal Revenue Code (the "Code") and an employee stock ownership plan, as described in Section 4975(e)(7) of the Code. The Plan shall be known as the Praxair Healthcare Services, Inc. 401(k) Retirement Savings Plan (the "Plan").

1.2 Applicability of the Plan. The provisions set forth herein are applicable only to Employees in the employ of the Employer on or after July 1, 2002, except as otherwise expressly indicated. The rights of persons who were former employees as of July 1, 2002, will be governed by the terms of the Plan in effect on June 30, 2002 (or such prior date as is applicable).

                                   SECTION 2


                                   DEFINITIONS

2.1 Definitions. Wherever used in this Plan, the following words and phrases shall have the meanings stated in this Section 2 as follows, unless a different meaning is indicated by the context.

2.2 "Accounts" means each Participant's Elective Deferral Account, After-Tax Contribution Account, Matching Contribution Account, Company Contribution Account, and/or Rollover Contribution Account.

2.3 "Aggregate Limit" is defined in Section 6.3(c)(i).

2.4 "Annual Additions" is defined in Section 7.1(b).

2.5 "Applicable Pay" means the Employee's Compensation, including base pay, non-discretionary bonuses and commissions, but excluding discretionary bonuses, overtime, shift differential, severance payments, fringe benefits, deferred compensation, and any other special payments. Applicable Pay shall include Employer Contributions made pursuant to a salary reduction agreement which are not includible in the gross income of the Participant under sections 125, 132(f) or 402(g)(3) of the Code. "Applicable Contribution Pay" means Applicable Pay plus discretionary bonuses, overtime and shift differential.

2.6 "Average Contribution Percentage" or "ACP" is defined in Section 6.3(c)(ii).

2.7 "Average Deferral Percentage" or "ADP" is defined in Section 6.1(c)(i).

2.8 "Beneficiary" means the person designated by the Participant to receive any death benefit which may be due on death, or, if the Participant dies without leaving a designated Beneficiary, the estate of the deceased Participant. Notwithstanding the preceding sentence, a married Participant's Beneficiary shall be his spouse, and such Participant's initial designation of a Beneficiary or change in Beneficiary designation to someone other than or in addition to his spouse shall not be effective unless Spousal Consent is obtained.

2.9 "Break in Service" means a continuous period of time during which an Employee is not credited with any Service under the Plan, provided such period lasts at least 12 consecutive months. A Break in Service shall begin on the earlier of (i) the day the Employee quits, retires, dies, is discharged, or (ii) the 12 month anniversary of the date the Employee was otherwise first absent from Service. In the case of an individual who is absent from work for maternity or paternity reasons, the twelve consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break in Service. For purposes of the Plan, an absence from work for maternity or paternity reasons means an absence by reason of the pregnancy of the Employee, by reason of the birth of a child of the Employee, by reason of a placement of a child with the Employee because of the adoption of such child, or for purposes of caring for such child for a period beginning with the birth or placement.

2.10 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.11 "Committee" means the Plan's named fiduciary who shall be responsible for the general administration of the Plan as more fully described in Section 14.1.

2.12 "Compensation" means the Employee's wages as defined in section 3401(a) of the Code from the Employer for the Plan Year, and all other payments of compensation to the Employee by the Employer for the Plan Year for which the Employer is required to furnish the Employee a written statement under sections 6041(d) and 6051(a)(3) of the Code (Wages, Tips, and Other Compensation Box on Form W-2), but excluding wages earned prior to commencement of Plan participation. Compensation shall include Elective Deferral Contributions and any other Employer contributions made pursuant to a salary reduction agreement which are not includible in the gross income of the Participant under sections 125, 132(f) or 402(g)(3) of the Code. Compensation must be determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed. The annual Compensation of each Participant taken into account for purposes of determining all Contributions under the Plan on behalf of the Participant for the Plan Year shall not exceed $200,000, as adjusted by the Internal Revenue Service for increases in the cost of living in accordance with section 401(a)(17)(B) of the Code. The cost of living adjustment in effect for a calendar year applies to the Plan Year beginning in that calendar year.

2.13 "Contribution" means any one of the following types of contributions permitted under the Plan:

        (i) "Matching Contribution" is an Employer Contribution made pursuant to Section 4.4 on account of elective deferrals made by Participants to the Plan.

        (ii) "Elective Deferral Contribution" is a contribution made pursuant to Section 4.1.

        (iii) "Company Contribution" is an Employer Contribution made pursuant to Section 4.5.

        (iv) "After-Tax Contribution" is an Employee contribution made pursuant to Section 4.6.

        (v) "Rollover Contribution" is an amount transferred to the Plan from, or attributable to, another qualified plan, at the Participant's election pursuant to Section 4.8.

        (vi)    "Catch-Up Contributions" means contributions made pursuant to
                Section 4.7.

2.14 "Controlled Group" means all members of a controlled group of corporations (as defined in section 414(b) of the Code), all commonly controlled trades or businesses (as defined in section 414(c) of the Code), and all affiliated service groups (as defined in section 414(m) of the Code) of which the Employer is a part, and any other entity required to be aggregated with the Employer pursuant to section 414(o) of the Code.

2.15 "Deferred Retirement Date" shall mean date of actual retirement in the case of a Participant who continues employment with the Employer after attaining Normal Retirement Age.

2.16 "Disability" or "Disabled" means any physical or mental condition which qualifies for coverage under the Employer's long-term disability plan, as determined under such plan.

2.17 "Disability Retirement Date" means the date on which a Participant separates from Service with the Employer on account of Disability.

2.18 "Effective Date" means October 1, 1985.

2.19 "Elective Deferral Contribution" is defined in Section 4.1.

2.20 "Employee" means a common law employee of the Employer for whom the Employer is required to contribute Federal Insurance Contribution Act taxes.

2.21 "Employer" means Praxair Healthcare Services, Inc. ("PHS") or any other corporation or other business entity which adopts the Plan with the permission of PHS by resolution of its own governing body.

2.22 "Employer Contribution" means a contribution that is a Matching Contribution or Company Contribution.

2.23 "Entry Date" means the 1st date on which a Participant participates in the Plan.

2.24 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.25 "Fund" or "Trust Fund" means the assets of the Plan held pursuant to a declaration of trust executed by the Committee.

2.26 "Highly Compensated Employee" means any Highly Compensated Active Employee or Highly Compensated Former Employee, determined in accordance with the following:

        (a) A Highly Compensated Active Employee includes any Employee who performs Service for the Employer during the Plan Year and who:

                (i) was a 5-percent owner (as defined in section 416(i)(1) of the Code) of the Employer at any time during the current or the preceding year, or

                (ii) for the preceding year - (A) had Compensation from the Employer in excess of $80,000 (as adjusted by the Secretary pursuant to section 415(d) of the Code), and
                        (B) if the Employer elects the application of this clause for such preceding year, was in the top-paid group of Employees for such preceding year.

For this purpose, an Employee is in the top-paid group of Employees for any year if such Employee is in the group consisting of the top 20 percent of the Employees when ranked on the basis of Compensation paid during such year.

        (b) A Highly Compensated Former Employee includes any Employee who separated from Service (or was deemed to have separated) prior to the Plan Year, performs no Service for the Employer during the Plan Year, and was a Highly Compensated Active Employee for either the separation year or any Plan Year ending on or after the Employee's 55th birthday.

        (c) For purpose of this section, the term "Compensation" means compensation within the meaning of Code section 415(c) (3).

        (d) For purposes of this definition the term "Employer" means the Employer and all members of the Controlled Group which includes the Employer.

        (e) The determination of who is a Highly Compensated Employee will be made in accordance with section 414(q) of the Code and the regulations thereunder.

2.27 "Non-Highly Compensated Employee" means an Employee who is not a Highly Compensated Employee.

2.28 "Normal Retirement Age" means age 65.

2.29 "Participant" means an Employee who has satisfied the eligibility requirements described in Section 3 of the Plan.

2.30 "Participating Employer" means an Employer who participates in the Plan for the benefit of its Employees.

2.31 "Plan" means this Praxair Healthcare Services, Inc. 401(k) Retirement Plan, originally effective October 1, 1985, as amended and restated from time to time.

2.32 "Plan Year" means the 12-month calendar year.

2.33 "Qualified Domestic Relations Order" means a judgment, decree, or order (including an approval of a property settlement agreement) which pursuant to section 414(p) of the Code: (i) relates to the provision of child support, alimony, or property rights to a spouse, former spouse, child or other dependent; (ii) is made under a state's community property or other domestic relations law; (iii) creates, recognizes, or assigns the right to receive all or a portion of a Participant's Account to the spouse, former spouse, child or other dependent of the Participant (i.e., to an alternate payee); (iv) clearly specifies (A) the names and, unless the Committee has reason to know them, the addresses of the Participant and each alternate payee, (B) the amount or percentage of the Participant's benefit to be paid to each alternate payee (or a method for determining such amount), (C) the number of payments or the period to which such order applies, and (D) each plan to which such order applies. A domestic relations order shall be treated as a Qualified Domestic Relations Order only if such order does not require the Plan to provide any type or form of benefit, or any option not otherwise provided under the terms of this Plan.

2.34 "Qualifying Employer Security(ies)" means common stock of Praxair, Inc. and shall consist only of "qualifying employer securities," as defined in Section 4975(e)(8) of the Code. "Discounted Qualifying Employer Securities" means Qualifying Employer Securities purchased at a discount in accordance within the terms of the Plan.

2.35 "Service" means the aggregate of all time periods during which an Employee is employed by the Employer, beginning on the first day an Employee is entitled to payment for the performance of services for the Employer.

2.36 "Spousal Consent" means a spouse's written consent to a Participant's Beneficiary designation. To be valid, a Spousal Consent must acknowledge the effect of the Participant's designation and be witnessed by a Plan representative or a notary public. Spousal Consent is not required if the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no spouse or that the spouse cannot be located. In addition, no Spousal Consent is necessary if the Participant has been legally separated or abandoned within the meaning of local law and the Participant provides the Plan representative with a court order to that effect, so long as such court order does not conflict with a Qualified Domestic Relations Order.

If the spouse is legally incompetent to consent, the spouse's legal guardian may consent on his or her behalf, even if the legal guardian is the Participant. If the spouse has consented to the designation of a trust as the Participant's Beneficiary, Spousal Consent is not required for the designation of or change in trust beneficiaries.

2.37 "Trust Agreement" means the declaration of Trust executed by the Committee to be used with this Plan.

2.38 "Trustee" means the entity or persons so designated in the Trust Agreement and successors designated according to the Trust Agreement.

2.39 "Trust Fund" is defined in Section 13.

2.40 "Valuation Date" means the date as of which the Participant's Account values are determined. Effective July 1, 2002, valuations of Accounts shall be done on a daily basis.

2.41 "Year of Service" means twelve months of Service.

                                   SECTION 3

                                   ELIGIBILITY

3.1 Eligibility. Each regular Employee shall become eligible to be a Participant upon becoming an employee of an Employer, subject to Section 3.3.

3.2 Notification of Participation and Enrollment for Elective Deferrals. Each Participant shall designate a Beneficiary on the form provided by the Plan for such purpose and shall be deemed conclusively for all purposes to have consented to all terms of this Plan. A Participant may elect to begin Elective Deferral Contributions and After-Tax Contributions by enrolling through the procedures adopted by the Committee. Notwithstanding any other provision of this Plan, an election to commence Elective Deferrals may not be made retroactively.

3.3 Ineligible Employment Classifications. Employees employed in one or more of the following employment classifications shall be ineligible to participate in Contributions under the Plan:

        (i) Leased employees; leased employees for purposes of this Plan means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least 1 year, and such services are performed under primary direction or control by the recipient; and

        (ii) Individuals (if any) who are considered by an Employer to be independent contractors and employees of such independent contractors, but who may be determined for any other purpose to be employees of an Employer. The characterization by an Employer on its books and records of the relationship of the individual and an Employer shall be conclusive of the individual's status for purposes of this Plan;

        (iii) Temporary employees, regardless of hours worked, or Employees who work less than 50% of the regularly scheduled work hours at their location.

In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee shall participate immediately if he has satisfied the requirements of Section 3.1 and would have otherwise previously become a Participant.

3.4 Reemployment. If a former Participant is reemployed by the Employer, he shall be eligible to resume participation in the Plan upon rehire.

                                   SECTION 4


                                  CONTRIBUTIONS

4.1 Elective Deferral Contributions. Each Participant who is a Non-Highly Compensated Employee may elect to have the Employer contribute to the Plan on his behalf between 1% and 40%, in 1/2% increments of the Applicable Contribution Pay that would otherwise be payable to him each payroll period. Each Participant who is a Highly Compensated Employee may elect to have the Employer contribute to the Plan on his behalf between 1% and 15%, in 1/2% increments of the Applicable Contribution Pay that would otherwise be payable to him each payroll period. The Participant shall not be permitted to have Elective Deferral Contributions made under this Plan or any other qualified plans maintained by the Employer (or a member of the Controlled Group which includes the Employer) during any calendar year in excess of the dollar limitation contained in section 402(g) of the Code in effect at the beginning of such calendar year.

4.2 Change In Elective Deferral Contributions. The percentage designated by a Participant as Elective Deferral Contributions shall automatically apply to increases and decreases in his Applicable Contribution Pay. A Participant may change the percentage of his authorized contributions by utilizing procedures adopted by the Committee.

4.3 Distribution of Excess Deferrals.

        (a) Excess Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15th to any Participant to whose account Excess Deferrals were assigned for the preceding calendar year and who claims Excess Deferrals for such year. Excess Deferrals shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the April 15th following the close of the calendar year in which the excess arose.

        (b) Matching Contributions related to Excess Deferrals, plus any income and minus any loss allocable thereto, shall be forfeited at the time the Excess Deferral is disposed of, and used to reduce Employer Contributions by the end of the next Plan Year.

                (i) "Excess Deferral" means those Elective Deferral Contributions that are includible in a Participant's gross income under section 402(g) of the Code to the extent such Participant's Elective Deferrals for a calendar year exceed the dollar limitation of section 402(g) of the Code.

4.4 Matching Contributions. The Employer shall contribute on behalf of each Participant at the end of each payroll period an amount equal to 50% of the Participant's aggregate Elective Deferral Contributions and After-Tax Contributions under Sections 4.1 and 4.6 up to a maximum of 4% of the Participant's Applicable Contribution Pay for the payroll period. Elective Deferrals and After-Tax Contributions exceeding 4% of the Participant's Applicable Contribution Pay in the aggregate shall not receive Matching Contributions. The Matching Contributions shall be contributed 50% in Praxair, Inc. common stock, and placed in the Matching Contributions Stock Fund, and 50% in cash. Notwithstanding the foregoing, Matching Contributions will be suspended for six months for any Participants who takes a hardship withdrawal under
Section 12.1.

4.5 Company Contributions. The Employer shall contribute on behalf of each Participant with at least two Years of Service an amount equal to 2% of such Participant's Applicable Pay. This contribution will commence as of the first day of the month following such Participant's completion of two Years of Service.

4.6 After-Tax Contributions. Each Participant shall be entitled to make After-Tax Contributions to the Plan in increments of 1/2%. For each Participant who is a Non-Highly Compensated Employee, Elective Deferral Contributions and After-Tax Contributions in the aggregate may not exceed 40% of Applicable Contribution Pay. For each Participant who is a Highly Compensated Employee, Elective Deferral Contributions and After-Tax Contributions in the aggregate may not exceed 25% of Applicable Contribution Pay.

4.7 Catch-Up Contributions. All Participants who are eligible to make Elective Deferral Contributions and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code ("Catch-up Contributions"), but in no event equal to greater than 5% of Applicable Contribution Pay. Such Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code, and shall not be subject to Matching Contributions. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-up Contributions. Catch-Up Contributions shall be deposited into the Participant's Elective Deferral Account.

4.8 Rollover Contributions. Each eligible Employee may elect to roll over amounts in his accounts under a plan of a prior employer provided that such rollover meets the requirements of Section 402(a)(5) or Section 408(d)(3) of the Code. The Committee shall develop such procedures, and may require such information from an Employee desiring to make such a rollover, as it deems necessary or desirable to determine whether the proposed rollover will meet the requirements of the Code.

                                   SECTION 5

                                      ESOP

5.1 ESOP Defined. "ESOP" means the portion of the Plan that is intended to be a stock bonus plan as defined in Treasury Regulation Section 1.401-1(b)(1)(iii) and a non-leveraged employee stock ownership plan satisfying the requirements of Sections 401(a), 409, and 4975(e)(7) of the Code. The ESOP shall consist of (i)a portion of the Praxair Common Stock Fund (ii) a portion of the Praxair Discounted Stock Fund and a portion of the Matching Contributions Stock Fund so designated. The ESOP is intended to be invested primarily in Qualifying Employer Securities.

5.2 Establishment of ESOP. Effective July 1, 2002, a portion of the Plan is designated as an ESOP, as defined in Section 5.1 of the Plan. As of such date, each of the Praxair Common Stock Fund, the Praxair Discounted Stock Fund and the Matching Contributions Stock Fund of all Participants, in the aggregate, shall be subdivided into an ESOP portion and a non-ESOP portion, and the aggregate ESOP portions shall constitute the ESOP. Participant and Company contributions to each such Fund shall be allocated to the non-ESOP portion of the respective Funds. On the third business day of each March, June, September and December, all Qualifying Employer Securities held in a non-ESOP portion of the Funds shall be transferred into the ESOP portion of the Funds.

5.3 Dividends. With respect to cash dividends paid on shares of Qualifying Employer Securities held in the ESOP, the Participant (or his or her Beneficiary if applicable) in whose account such Qualifying Employer Securities are is held shall have the right to receive current payment of such dividends. An election by a Participant or Beneficiary to receive payment of dividends under this
Section 5.3 shall be made in the manner designated by the Committee provided that, (1) any Participant or Beneficiary who fails to make an affirmative election to receive payment of dividends within the time prescribed for such election by the Committee shall be deemed to have elected to retain such dividends in the Plan and (2) any election by a Participant or Beneficiary to receive payment of dividends in lieu of reinvestment shall remain in effect until such election is revoked by the Participant or Beneficiary. Except as provided below, distribution of dividends in accordance with a Participant's or Beneficiary's election shall occur on, or as soon as administratively practicable following, the date such dividends would otherwise have been paid to the Plan. In no event shall dividends be paid to the Participant or Beneficiary later than ninety (90) days after the close of the Plan Year in which such dividends were paid to the Plan.

5.4 Coverage. The portion of the Plan which constitutes an ESOP, and which is mandatorily disaggregated from the balance of the Plan pursuant to Treasury Regulation Section 1.410(b)-7(c)(2), shall be tested separately for purposes of meeting the requirements of Code Section 410(b), but only to the extent of any contributions made directly to the ESOP. Amounts transferred to the ESOP from time to time shall not be considered as part of the ESOP for the purpose of coverage testing, but shall rather be tested under the test applicable to the non-ESOP portion of the Plan to which they were contributed.

5.5      Non-Discrimination.

(a) The portion of the Plan which constitutes an ESOP, and which is mandatorily disaggregated from the balance of the Plan pursuant to Treasury Regulation Section 1.401(k)-1(g)(11), shall be tested separately under the provisions of this Section 2.17, but only to the extent of any contributions made directly to the ESOP. Amounts transferred to the ESOP from time to time shall not be considered as part of the ESOP for the purpose of testing contributions, but shall rather be tested under the test applicable to the non-ESOP portion of the Plan to which they were contributed.

(b) The portion of the Plan which constitutes an ESOP, and which is mandatorily disaggregated from the balance of the Plan pursuant to Treasury Regulation Section 1.401(m)-1(b)(3)(ii), shall be tested separately under the provisions of this Section 2.18, but only to the extent of any contributions made directly to the ESOP. Amounts transferred to the ESOP from time to time shall not be considered as part of the ESOP for the purpose of testing contributions, but shall rather be tested under the test applicable to the non-ESOP portion of the Plan to which they were contributed.

5.6 Voting. Forms will be provided to each Participant as a named fiduciary within the meaning of Section 403(a)(1) of ERISA ("Named Fiduciary") to instruct the Trustee with regard to the voting of Qualifying Employer Securities credited to that Participant's Accounts. The Trustee will vote such shares only as directed by the Participant. If a Participant fails to give timely directions as to the voting of Qualifying Employer Securities, the Trustee will vote such shares in the same proportion as it votes the shares for which the Trustee receives directions.

5.7 Tender Offers. Each Participant or Beneficiary, as a Named Fiduciary, shall have the right to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to any Qualifying Employer Securities credited to that Participant's or Beneficiary's Accounts. If the Trustee does not receive timely directions from a Participant or Beneficiary as to the manner in which to respond to such a tender or exchange offer, then the Trustee shall not tender or exchange any such Qualifying Employer Securities.

5.8 Diversification. Prior to terminating employment, a Participant may request a withdrawal from his Matching Contribution Account only as follows. Each eligible Participant may make a daily election to transfer a portion of his Matching Contribution Account to his Company Contribution Account, in accordance with the following rules and such procedures as the Committee shall establish. An election to effect the foregoing transfer may be made in an amount up to the "Applicable Percentage" of the eligible Participant's Matching Contribution Account minus any transfers made by the Participant pursuant to any prior elections under this Section 5.8.

        Eligible Participant                Applicable Percentage
        --------------------                ---------------------
               Age 45                                25%
               Age 50                                50%
               Age 55                                75%
               Age 60                               100%

In the case of a Participant who has terminated employment but still maintains a Matching Contribution Account under the Plan, the Applicable Percentage for purposes of this Section 5.8 shall be 100%.

Once a Participant makes an election in accordance with this Section 5.8, such Participant may elect to have such election automatically renewed each month until such time, if any, as the Participant shall cancel his election or make a new election under this Section 5.8.

No transfer may be made pursuant to this Section 5.8 to the Participant's Discounted Praxair Stock Fund.

5.9 Distributions In addition to any other rights under the Plan, a Participant entitled to a distribution from the Plan shall have the right to demand that all or any portion of such distribution from his ESOP account shall be made in Qualifying Employer Securities.

                                   SECTION 6

                         NONDISCRIMINATION REQUIREMENTS

6.1      Average Deferral Percentage Test.

(a) The Average Deferral Percentage (the "ADP") for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

(i) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

(ii) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Non-Highly Compensated Employees by more than two (2) percentage points.

(b)      Special Rules:

(i) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferral Contributions allocated to his Accounts under two or more plans maintained by members of the same Controlled Group shall be determined as if such Contributions were made under a single plan.

(ii) For purposes of determining the ADP test, Elective Deferral Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which the Contributions relate.

(iii) The Committee shall maintain records sufficient to demonstrate satisfaction of the ADP test.

(iv) The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(c)      Definitions:

(i) "Average Deferral Percentage" or "ADP" shall mean, for the specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (A) the amount of Elective Deferral

                  Contributions actually paid over to the Trust Fund on behalf of such Participant for the Plan Year to (B) the Participant's Compensation for such Plan Year. Solely for this purpose, Elective Deferral Contributions on behalf of any Participant shall mean any Elective Deferral Contributions made pursuant to the Participant's election (including Excess Elective Deferrals of Highly Compensated Employees, but excluding (a) Excess Elective Deferrals of Non-Highly Compensated Employees and (b) Elective Deferral Contributions taken into account in the Average Contribution Percentage (ACP) test (provided the ADP test is satisfied both with and without exclusion of these Contributions). For purposes of computing ADPs, a Participant who fails to make Elective Deferral Contributions shall be treated as a Participant on whose behalf no Elective Deferral Contributions are made.

6.2 Distribution or Recharacterization of Excess Elective Deferral
Contributions.

(a) Notwithstanding any other provision of this Plan, Excess Deferral Contributions, plus any income and minus any loss allocable thereto, shall either be recharacterized as After-Tax Contributions, or distributed on or before the 15th day of the third month after the end of the Plan Year. This recharacterization or distribution shall apply to the Highly Compensated Employee(s) with the highest deferral percentage until one of the ADP tests is satisfied, or until such Participant's deferral percentage equals the deferral percentage of the Highly Compensated Employee having the next highest deferral percentage. This process shall continue until one of the ADP tests is satisfied. Recharacterizatiopn of Excess Deferral Contributions shall not be permitted to the extent recharacterizing such amounts as After-Tax Contributions would cause any legal or Plan limit to be violated. Distributions or Recharacterization shall be made first from Elective Deferral Contributions which were not subject to Matching Contributions, and then from Elective Deferral Contributions which were subject to Matching Contributions.

(b) Matching Contributions related to Excess Elective Deferral Contributions which are distributed, plus any income and minus and loss allocable thereto, shall be forfeited at the time the Excess Elective Deferral Contribution is distributed. Amounts forfeited shall be reallocated to Participants who are Employees of the Employer on the same basis as Company Contributions by the end of the next Plan Year.

(c) The Plan may use any reasonable method for computing the income or loss allocable to Excess Deferral Contributions, provided such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participants' Accounts. Income or loss allocable to the period between the end of the Plan Year and the date of distribution shall be disregarded in determining income or loss.

(d)      Definitions:

        (i) "Excess Deferral Contributions" shall mean, with respect to any Plan Year, the excess of: (A) The aggregate amount of Elective Deferral Contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

                (B) The maximum amount of such contributions permitted by the ADP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their ADPs, beginning with the highest of such percentages).

6.3      Average Contribution Percentage Test.

(a) The ACP for Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

        (i) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25 for the Plan Year, or

        (ii) the ACP for Participants who are Highly Compensated Employees shall not exceed the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who are Non-Highly Compensated Employees by more than two (2) percentage points.

(b)      Special Rules:

        (i) Multiple Use: If the sum of the ADP and ACP for Participants who are Highly Compensated Employees exceeds the Aggregate Limit, then the ACP of such Participants will be reduced (beginning with such Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's ACP is reduced shall be treated as an Excess Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Notwithstanding any provision of this Plan to the contrary, multiple use does not occur if Section 6.1(a)(i) or Section 6.3(a)(i) or both are satisfied for the Plan Year.

        (ii) The ACP for any Participant who is a Highly Compensated Employee and who is eligible to have Matching Contributions or After-Tax Contributions allocated to his Account under two or more plans maintained by members of the same Controlled Group which includes the Employer shall be determined as if such Contributions were made under a single plan.

        (iii) In the event that this Plan satisfies the requirements of sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans maintained by members of the same Controlled Group which includes the Employer, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the ACP of Employees as if all such plans were a single plan. Plans maintained by members of the same Controlled Group may be aggregated in order to satisfy section 401(m) of the Code only if they have the same Plan Year.

        (iv) For purposes of determining the ACP test, Matching Contributions and After-Tax Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which the Contributions relate.

        (v) The Committee shall maintain records sufficient to demonstrate satisfaction of the ACP test.

        (vi) The determination and treatment of the ACP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(vii) Distributions of Excess Contributions shall be made first from After-Tax Contributions which were not subject to a Matching Contribution, then from After-Tax Contributions which were subject to a Matching Contribution, and lastly from Matching Contributions.

(c)      Definitions:

        (i) "Aggregate Limit" shall mean the sum of (A) 1.25 times the greater of the ADP or the ACP of the Non-highly Compensated Employees for the Plan Year, and (B) the lesser of 2 times or two plus the lesser of such ADP or ACP. "Lesser" is substituted for "greater" in "(A)", above, and "greater" is substituted for "lesser" after "two plus the" in "(B)" if it would result in a larger Aggregate Limit.

        (ii) "Average Contribution Percentage" shall mean, for the specified group of Participants, the average of the ratios (calculated separately for each Participant in such group) of (A) Matching Contributions plus After-Tax Contributions actually paid over to the Trust Fund on behalf of such Participant for the Plan Year to (B) the Participant's Compensation for the Plan Year.

6.4      Distribution of Excess Contributions.

(a) Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose. Amounts forfeited shall be reallocated to Participants who are Employees of the Employer on the same basis as Company Contributions by the end of the next Plan Year.

        (i) The Plan may use any reasonable method for computing the income or loss allocable to Excess Contributions, provided that such method is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income or loss to Participants' Accounts. Income or loss allocable to the period between the end of the Plan Year and the date of distribution shall be disregarded in determining income or loss.

(b)      Definitions:

        (i) "Excess Contributions" shall mean, with respect to any Plan Year, the excess of: (A) The aggregate amount of Matching Contributions and After-Tax Contributions actually taken into account in computing the ACP of Highly Compensated Employees for such Plan Year, over (B) The maximum Contribution Percentage Amount permitted by the ACP test (determined for each Highly Compensated Employee by reducing Matching Contributions plus After-Tax Contributions made on behalf of Highly Compensated Employees in order of their ACPs beginning with the highest of such percentages).

                                   SECTION 7

                          LIMITATIONS ON CONTRIBUTIONS

7.1 Maximum Annual Addition. Notwithstanding any other provision of this Plan, the following limitations shall apply to all Participants for Plan Years commencing on and after January 1, 2002:

(a) The Annual Addition to a Participant's Accounts for the Plan Year shall not exceed the lesser of: (i) $40,000 or (ii)100% of such Participant's Compensation (but not including Elective Deferral Contributions or any other Employer contributions made pursuant to a salary reduction agreement which are not includible in the gross income of the Employee under sections 125 or 402(g)(3) of the Code.) If, for any Plan Year, Annual Additions to a Participant's Accounts would cause these limitations to be exceeded, the amount contributed will be reduced so that the Annual Additions for the Plan Year will equal the maximum Annual Addition.

(b) "Annual Addition" means the sum of all Contributions (other than Rollover Contributions) and forfeitures credited to the Participant's Accounts for the Plan Year. Also, any excess amount applied under
         Section 7.1(c) below in the Plan Year to reduce Employer Contributions will be treated as Annual Additions for such year.

(c) The maximum Annual Addition may be determined on the basis of a reasonable estimation of the Participant's Compensation for the Plan Year, uniformly determined for all Participants similarly situated. As soon as administratively feasible after the end of the Plan Year, the maximum Annual Addition for the Plan Year will be determined on the basis of the Participant's actual Compensation for the Plan Year. If, as a result of the allocation of forfeitures, or a reasonable error in estimating Compensation or in determining the amount of Elective Deferral Contributions that may be made with respect to a Participant under the limitation of this Section, the excess will be disposed of as follows:

        (i)     Any forfeiture amounts allocated to the Participant pursuant to
                Section 9.4(f) hereof, shall be allocated and reallocated to other Participants in the Plan;

        (ii) If, after the application of paragraph (i) above, an excess amount still exists, any unmatched After-Tax Contributions, to the extent they would reduce the excess amount, will be returned to the Participant;

        (iii) If, after the application of paragraphs (i) and (ii) above, an excess amount still exists, any unmatched Elective Deferral Contributions, to the extent they would reduce the excess amount, will be returned to the Participant;

        (iv) If, after the application of paragraphs (i)-(iii) above, an excess amount still exists, any matched After-Tax Contributions, and the applicable Matching Contributions allocable to the Participant, to the extent they would reduce the excess amount, will be returned to the Participant;

        (v) If, after the application of paragraphs (i)-(iv) above, an excess amount still exists, any matched Elective Deferral Contributions and the applicable Matching Contributions allocable to the Participant shall be allocated and reallocated to other Participants in the Plan;

        (vi) If, after the application of paragraphs (i)-(v) above, an excess amount still exists, any Company Contributions allocable to the Participant shall be allocated and reallocated to other Participants in the Plan;

        (vii) However, if the allocation or reallocation of excess amounts would cause the limits of the Section to be exceeded with respect to each Participant for the Plan Year, then these amounts will be held unallocated in a suspense account. If a suspense account is in existence at any time during a particular Plan Year (other than the Plan Year described in the preceding sentence), all amounts in the suspense account must be allocated and reallocated to Participants before any Employer Contributions which would constitute Annual Additions may be made to the Plan for that Plan Year.

                  If a suspense account is in existence at any time during the Plan Year, investment income or loss may, but need not, be allocated to the suspense account. To the extent that income or loss of the Trust Fund is allocated to the suspense account, the entire amount applied in the Plan Year to reduce Employer Contributions, including such income or loss, will be considered Annual Additions for such Plan Year.

(d) If, in any Plan Year, the Participant is employed by more than one Employer, the contributions of each Employer shall be reduced in the same proportion that the Annual Additions to be allocated to the Participant's Accounts by each such Employer bear to the total Annual Additions to be allocated to the Participant's Accounts by all Employers but for the limitations of this Section.

(e) The limitations of this Section shall be applied as if all defined contribution plans maintained by the Employer were a single defined contribution plan. Amounts allocated after March 31, 1984 to an individual medical account, as defined in section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer are treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in section 4l9A(d)(3) of the Code, under a welfare benefit fund, as defined in section 419(e) of the Code, maintained by the Employer are treated as Annual Additions to a defined contribution plan. For Plan Years commencing prior to April 1, 2000 only: If the Employer maintains or at any time maintained a qualified defined benefit plan covering any Participant in this Plan, the Annual Additions contributed to the Participant's Accounts for the Plan Year will be reduced, if necessary, to satisfy the aggregate limitations of
        Section 415(e) of the Code and regulations thereunder.

(f) For purposes of this Section, the term "Employer" includes all members of a controlled group of corporations (as defined in section 414(b) of the Code as modified by section 414(h)), all commonly controlled trades or businesses (as defined in section 414(c) of the Code as modified by section 414(h)), and all affiliated service groups (as defined in section 414(m) of the Code) of which the Employer is a part.

                                   SECTION 8

             INVESTMENT FUNDS AND ALLOCATION OF INVESTMENT EARNINGS

8.1 Investment of Accounts. Each Participant shall have the right to direct the investment of his own Accounts in and among separate investment funds within the Trust Fund. There shall be at least five such investment funds selected from time to time by the Committee at its discretion. Each designated investment fund may receive from 0% to 100%, in increments of 1%, of the amounts in the Participant's Accounts, including future contributions. Two such funds shall be a Praxair Common Stock Fund and a Discounted Praxair Stock Fund. These two Funds shall be subject to the following rules:

(a)     No more than 12 sales per year may be made from the Praxair Common Stock
        Fund.

(b) No exchanges may be made into the Discounted Praxair Stock Fund. That Fund may be invested in only through contributions.

(c) Sales may be made from the Discounted Praxair Stock Fund only once every 12 months, and no exchanges out of the Discounted Praxair Stock Fund are permitted for 12 months after the first investment into the Discounted Praxair Stock Fund. The foregoing limitations shall not apply if (i) a Participant terminates employment, (ii) the sale is part of the Participant's complete withdrawal from the Plan, (iii) the sale is made in connection with a loan made to the Participant by the Plan, or (iv) the Discounted Qualifying Employer Securities are part of the ESOP described in Section 5, and the Participant is entitled to diversification rights as described in Section 401(a)(28) of the Code, in which event such diversification rights shall supercede such limitations.

(d) Subject to the provisions of Section 5.3, dividends on shares of Qualifying Employer Securities or Discounted Qualifying Employer Securities held in either the Praxair Common Stock Fund or the Discounted Praxair Stock Fund shall be reinvested in Qualifying Employer Securities at a 5% discount.

8.2 Change in Investment Options. A Participant may change his designation daily, both with respect to the investment fund or funds in which his Accounts have been invested, and with respect to the investment of future Contributions.

8.3 Limitations on Obligation to Follow Instructions. The Trustee shall be obligated to comply with proper investment instructions received from a Participant, except where such instructions, if implemented:

        (i) would not be in accordance with the terms of this Plan, including any trust agreements entered into by or on behalf of the Plan;

        (ii) would cause the Trustee to maintain indicia of ownership outside the U.S., except as permitted by regulations under section 404(b) of ERISA;

        (iii) would jeopardize the tax qualified status of the Plan, or might otherwise result in taxable income to the Plan;

        (iv)    would result in a direct or indirect:

                (A) loan to an Employer or an affiliate of the Employer including any Employee (provided that this sentence shall not be construed to prohibit Participant loans pursuant to Section 11 of the Plan);

                (B) acquisition or sale of any employer real property (within the meaning of section 407(d) (2) of ERISA), including qualified employer real property;

                (C) sale, exchange, or lease of property between the Employer or an affiliate of the Employer and the Plan, except for acquisitions or sales of qualifying employer securities which meet the conditions of section 408(e) of ERISA and those described in section 404(c) of ERISA; or

        (v) would result in the direct or indirect acquisition or sale of any employer security except for acquisitions or sales of qualifying employer securities which meet the conditions described in the regulations under section 404(c) of ERISA.

Neither the Trustee, the Committee, nor any fiduciary under the Plan shall have the duty to evaluate any investment decision made by the Participant, including the decision to retain an investment.

8.4 Discontinuance of Investment Funds. The Committee shall have the right to establish or discontinue investment funds from time to time.

8.5 Other Rules and Procedures. The Committee shall adopt such rules and procedures as it deems advisable with respect to the selection and use of the investment funds, provided that all Participant's are treated uniformly. If there is any consistency between such rules and any provision above, the above provisions shall be disregarded.

8.6 Valuation of Assets. The assets of the Trust Fund shall be valued at fair market value as of each Valuation Date.

                                   SECTION 9

                           VESTED PORTION OF ACCOUNTS

9.1 Account other than Matching Contribution Account. A Participant shall at all times be 100% vested in each of the following Accounts maintained on his behalf under the Plan:

(a)      Elective Deferral Account,

(b)      Company Contribution Account,

(c)      After-Tax Account, and

(d)      Rollover Contribution Account.

9.2 Matching Contribution Accounts. A Participant shall be vested in a percentage of his Matching Contribution Account. Such percentage shall be determined in accordance with the following schedule:

                                                         Vested
           Years of Service                           Percentage
           ----------------                           ----------
              Less than 3                                 0%
                   3                                     100%

All of an Employee's Years of Service are counted to determine the Employee's vested percentage in his Matching Contribution Accounts.

9.3 Normal Retirement, Disability, and Death Exception. Notwithstanding Section 9.2, if a Participant attains Normal Retirement Age, or is Disabled or dies while an Employee, he shall be immediately 100% vested in his Matching Contribution Account.

9.4      Forfeitures.

(a) If a Participant terminates Service and receives payment of the balance of vested Accounts, the nonvested portion, if any, of the Participant's Matching Contribution Account will be forfeited.

(b) If the balance of the Participant's vested Accounts upon termination of Service is zero, the Participant will be deemed to have received payment of such Accounts.

(c) If a Participant who receives an actual distribution of the balance of his vested Accounts resumes employment covered under the Plan before incurring five consecutive one-year Breaks in Service following the date of such distribution, the Participant's Accounts will be restored to the amount on the date of the distribution if the Participant repays the full amount of the distribution within five years of reemployment.

(d) If a Participant who is deemed to have received payment of the balance of his vested Accounts resumes employment covered under the Plan before incurring five consecutive one-year Breaks in Service, the Participant's Accounts will be restored to the amount on the date of the deemed distribution.

(e) If a Participant neither receives payment (nor is deemed to receive payment) of the balance of his vested Accounts upon separation from Service, the non-vested portion of his Accounts will be forfeited as of the first Valuation Date after the Participant incurs five consecutive one-year Breaks in Service following the date of his termination. If the Participant thereafter resumes employment covered under the Plan, any additional Matching and Company Contributions made on his behalf shall be placed in a separate post-break Accounts, and his vested percentage in such Account will be determined in accordance with
         Section 9.2. Both pre-break and post-break Account balances will continue to share in the earnings and losses of the Trust Fund.

(f) Amounts forfeited shall be reallocated to Participants who are Employees of the Employer on the same basis as Company Contributions by the end of the next Plan Year.

                                   SECTION 10

                          DISTRIBUTION OF ACCOUNTS UPON
                            TERMINATION OF EMPLOYMENT

10.1 Distribution Requirements. Accounts shall not be distributed earlier than upon the Participant's separation from Service, except as specifically provided under Section 10.9 and Section 12.

10.2 Termination Payment. A Participant who terminates Service with the Employer and all members of the Controlled Group which includes the Employer shall be entitled to distribution of an amount equal to the vested percentage of his Accounts, determined as of the Valuation Date coincident with, or next following, the date of his termination. Such amount shall be paid to the Participant in the manner described in Section 10.3. A Participant who transfers from a Participating Employer to another Participating Employer shall not be considered to have terminated Service by reason of such transfer.

10.3 Methods and Forms of Distribution. (a) Distribution shall be made either in a single sum payment, partial withdrawals or monthly installment payments not exceeding the Participant's life expectancy (or, if payments are commencing at the required beginning date as described in Section 10.8, the joint life expectancies of the Participant and Beneficiary).

(b) Partial withdrawals made pursuant to (a), above, must be at least $500 in $100 increments, and can be made only once in any 90 day period. Partial withdrawals cannot be made during any period in which monthly installments are being paid to such Participant. At any point where the Participant's Account value is less than $5,000, the entire remaining Account will be paid out in one lump sum.

(c) With respect to a Participant who elects monthly installments, the number of monthly installments shall be selected by the Participant and shall be: (i) at least twenty four (24), (ii) in increments of twelve
        (12); and (iii) last no longer than the Participant's life expectancy (or, if payments are commencing at the required beginning date as described in Section 10.8, the joint life expectancies of the Participant and Beneficiary). The amount of each monthly installment shall be determined by dividing the balance of the Participant's Account by the number of months selected by the Participant and shall be re calculated at the end of every year by dividing the balance remaining in such Account by the number of months left in the period selected by the Participant. If monthly installments are stopped when a Participant has a balance of five thousand dollars ($5,000) or less, the Participant shall receive the entire value of his Accounts in one lump sum. Distribution shall occur or commence no later than 60 days following the close of the Plan Year in which:

        (i)     the Participant attains age 65, or

        (ii)    the Participant terminates Service with the Employer.

10.4 Small Benefits. In the event that the sum of the Participant's vested Account balances determined as of the Valuation Date coincident with or next following the Participant's separation from Service is not in excess of $5,000, the Participant shall receive a distribution of his entire vested interest as soon as practicable following such Valuation Date.

10.5     Election to Defer Distribution.

(a) If the sum of the Participant's vested Account balances exceeds $5,000, the Participant must consent to any immediate distribution of such Accounts prior to his 65th birthday, subject to Section 10.9. The Participant's consent shall be in writing on forms prescribed by the Committee. No less than 30 days and no more than 60 days before the date on which distribution is to be made, the Committee shall notify the Participant in writing of such right to defer distribution. Distribution may be made less than 30 days after such notice is given, provided that:

        (i) the notice clearly informs the Participant that he has a right to a period of 30 days after receiving the notice to consider the decision of whether or not to elect a distribution, and

        (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

(b) Accounts maintained on behalf of a Participant who elects to defer payment of his Accounts will continue to share in investment earnings and losses of the Trust Fund, and such Participant's rights and obligations with respect to his Accounts shall continue to be governed by the Plan. The amount available for distribution at any time shall be determined as of the Valuation Date coincident with or next following the date the Participant files a written application for distribution on forms prescribed by the Committee.

10.6 Benefits Payable Upon the Death of a Participant. If a Participant's employment terminates on account of the Participant's death, the value of the Participant's Account, shall, subject to the provisions of this Section 10.6, be paid in a lump sum to the Participant's surviving spouse, unless Spousal Consent has been presented. If the value of the Participant's Account exceeds $5,000 and distribution is to be made to the Participant's surviving spouse, then such surviving spouse may elect either: (i) to defer the lump sum payment until a date no more than five (5) years after the death of the Participant; or (ii) if the election is made within five (5) years after the Participant's death, the surviving spouse may elect to receive installment payments with the number of such payments not to exceed such surviving spouse's life expectancy. If the surviving spouse makes an election in accordance with clause (ii) hereof, such spouse may defer the commencement of such payments until a date no later than the date the Participant would have attained age seventy and one half (70 1/2). A non-spouse Beneficiary of a deceased participant will receive a single sum distribution in the amount equal to the value of the Participant's Accounts, determined as of the Valuation Date coincident with, or next following, the date of the Participant's death. Such amount shall be paid in a single sum as soon as practicable following such Valuation Date.

10.7 Proof of Death and Right of Beneficiary or Other Person. The Committee may require and rely upon such proof of death and such evidence of the right of any

Beneficiary to receive any amounts distributable under Section 10.6 as the Committee may deem proper, and the Committee's determination of death and of the right of any Beneficiary to receive payments under the Plan shall be conclusive,

10.8     Required Distribution Date.

Notwithstanding any provision of this Plan to the contrary, the value of a Participant's Accounts shall be distributed in accordance with section 401(a)(9) of the Code and the regulations thereunder:

        (i) In the case of a Participant who is not a 5% owner, by the later of (1) April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2, or (2) April 1 of the calendar year following the calendar year in which the Participant's separation from Service occurs.

        (ii) Notwithstanding the foregoing, in the case of a Participant (other than a 5% owner) who remains in the employment of the Employer after the attainment of age 70 1/2, such Participant shall have the option of commencing distribution of his Accounts at any time on or after April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

        (iii) In the case of a Participant who is a 5% owner, no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. A Participant shall be treated as a 5% owner if such Participant is a 5% owner within the meaning of section 416(i) of the Code.

        (iv) Notwithstanding the provisions of Section 9.5 hereof, a Participant who is still actively employed and is commencing distribution in accordance with this Section 10.8 may elect to take distributions of the minimum required amount as provided under Code Section 401(a)(9) and the rules and regulations thereunder.

        (v) With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001 the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This provision shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) of such other date as may be specified in guidance published by the Internal Revenue Service.

10.9 Exceptions. Notwithstanding Section 10.1 a Participant's Accounts may be distributed upon:

        (i) Termination of the Plan without the establishment of another defined contribution plan, (other than an employee stock ownership plan (as defined in section 4975(e) or section 409 of the Code) or a simplified employee pension plan as defined in section 408(k)),

        (ii) The disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of section 409(d)(2) of the Code) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets,

        (iii) The disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of section 409(d)(3) of the Code) if such corporation continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary, or

        (iv)    The hardship of the Participant as described in Section 12.

10.10 Direct Rollover of Eligible Rollover Distributions. Notwithstanding any other provision of the Plan to the contrary, a distributee may elect, at the time and in the manner prescribed the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan in a direct rollover, provided that all such distributions to the distributee during the calendar year are reasonably expected total at least $200.

(a)      Definitions

        (i) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution to the extent such distribution is required under section 401(a)(9) of the Code.

        (ii) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 401(a) of the Code, or a defined contribution plan described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account of individual retirement annuity.

        (iii) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employees' spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 4l4(p) of the Code, are distributees with regard to the interest of the spouse of former spouse.

        (iv) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                   SECTION 11

                                PARTICIPANT LOANS

11.1 Eligibility for Loan. A Participant shall be eligible to borrow money from his Accounts in accordance with this Section. The Committee may also adopt such other rules and procedures as it deems advisable with respect to Participant loans authorized by this Section. In the event of a conflict between such rules and procedures and the terms of this Plan, the terms of the Plan shall govern.

11.2 Amount and Frequency of Loan.

(a)      The minimum loan amount is $1,000.

(b) The maximum amount a Participant may borrow when added to the outstanding balance (as determined under this paragraph) of all other loans to the Participant under qualified plans maintained by members of the Controlled Group which includes the Employer is limited to the lesser of (i) or (ii) as follows:

        (i) 50% of the value of the Participant's Elective Deferral Conversion and Rollover Account balances determined as of the Valuation Date preceding the loan inception date; or

        (ii) $50,000 reduced by the excess (if any) of (A) the highest outstanding balance of loans from the Plan during the 1-year period ending on day before the loan inception date, over (B) the outstanding balance of loans from the Plan on the date the loan is made.

(c)      Only two loans may be outstanding at anytime.

11.3 Terms and Conditions. All loan agreements shall comply with the following terms and conditions:

(a) An application for a loan by a Participant shall be made in writing to the Committee or its designee, whose action thereon shall be final.

(b) Loans must be adequately secured and bear a reasonable rate of interest.

(c) Each loan shall by its terms require that repayment be made in equal or substantially equal payments of principal and interest, not less frequently than quarterly, over a period not extending beyond five years from the inception date of the loan, or ten years from such date if the loan proceeds are used to acquire or construct a dwelling unit which within a reasonable time (determined at the inception of the loan) will be used as the principal residence of the Participant.

(d) Each loan shall by its terms require repayment by payroll deduction in amounts sufficient to recover the loan amount and interest in full over the agreed repayment period.

(e) A loan shall be treated as a direct investment by the borrower. Notwithstanding any other provision of this Plan, the Participant shall not share in the income of the Plan's assets with respect to amounts borrowed but not yet repaid. As repayments are made they will be credited to the Participant's Account according to his current investment election and the balance of the loan shall be reduced accordingly.

(f) In the event of default, foreclosure on the note and attachment of the security will not occur until a distributable event occurs in the Plan. Furthermore, no distribution, other than a hardship withdrawal in accordance with Section 11 of the Plan, shall be made to any Participant unless and until all unpaid loans have been liquidated or offset against the Participant's Account.

11.4 Other Rules and Procedures. The Committee shall make loans available to all Participants under the Plan on a reasonably equivalent basis. Loans shall not be made available to Participants who are Highly Compensated Employees in amounts greater than amounts available to other Participants.

                                   SECTION 12

                        WITHDRAWALS WHILE STILL EMPLOYED

12.1 Hardship Withdrawals. Amounts in a Participant's Elective Deferral Account, including earnings thereon as of March 31, 1989, but not including amounts in such account as a result of a diversification election under Section 5.8, may be withdrawn by the Participant in the event of an immediate and heavy financial need described in Section 12.2.

12.2 Immediate and Heavy Financial Need. The Committee may, in its discretion, adopt either or both of the procedures described in Sections 12.3(a) and (b) to assist it in determining whether a withdrawal is necessary to satisfy an immediate and heavy financial need. The following are examples of financial needs considered immediate and heavy:

(a)     expenses incurred or necessary to obtain medical care, described in section 213(d) of the Code, of the Participant, the Participant's spouse, children or dependents,

(b) the purchase (excluding mortgage payments) of a principal residence for the Participant;

(c) payment of tuition and related educational fees for up to the next 12 months of post-secondary education for the Participant, the Participant's spouse, children or dependents; or

(d) the need to prevent eviction from, or a foreclosure on the mortgage of, the Participant's principal residence.

12.3 Distribution Necessary to Satisfy Financial Need. A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if the requirements of either (a) or (b) is satisfied:

(a)      (i)    The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer;

        (ii) The Participant is prohibited under the terms of this Plan from making Elective Deferral Contributions, and, under the terms of a legally enforceable agreement, from making elective or employee contributions under any other qualified or nonqualified plan of deferred compensation maintained by any member of the Controlled Group which includes the Employer, for a period of twelve months after the receipt of the hardship distribution;

        (iii) The distribution is not in excess of the amount of the immediate and heavy financial need (including amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution); and

        (iv) The Participant's Elective Deferral dollar limit under the Plan for the calendar year immediately following the calendar year of the hardship distribution is reduced by an amount equal to such Participant's Elective Deferral Contributions for the calendar year of the hardship distribution.

(b) The Committee has relied upon the Participant's representation that such need cannot be relieved:

        (i)     through reimbursement or compensation by insurance or otherwise;

        (ii) by reasonable liquidation of the Participant's assets to the extent such liquidation would not itself cause an immediate and heavy financial need;

        (iii) by cessation of Elective Deferral Contributions and After-Tax Contributions under the Plan; or

        (iv) by other distributions or nontaxable (at the time of the loan) loans from Plans maintained by the Employer, or any other employer, or by borrowing from commercial sources on reasonable commercial terms.

12.4 Payment. To make a financial hardship withdrawal, a Participant shall deliver a written application for withdrawal to the Committee or its designee, whose action thereon shall be final. The amounts available for withdrawal at any time shall be determined as of the Valuation Date preceding the date of withdrawal.

12.5 Withdrawal of After-Tax Contributions. After-Tax Contributions may be withdrawn at any time, subject to the following rules:

(a) After-Tax Contributions which did not receive a Matching Contributions may be withdrawn at any time without Plan penalties; provided the Participant has made such unmatched After-Tax Contributions for at least 12 months, and has not previously made a withdrawal during the previous 12 months.

(b) After-Tax Contributions which received a Matching Contribution may be withdrawn at any time without penalty if the Participant has been contributing to the After-Tax Contribution Account for at least 24 months, and has not made a previous withdrawal from the After-Tax Contribution Account during the previous 24 months.

(c) After-Tax Contributions which received a Matching Contribution may be withdrawn at any time, subject to a three-month suspension of Matching Contributions if the Participant has been contributing to the After-Tax Contribution Account for at least 12, but fewer than 24, months.

(d) After-Tax Contributions which received a Matching Contribution may be withdrawn at any time, subject to a six-month suspension of Matching Contributions if the Participant has been contributing to the After-Tax Contribution Account for less than 12 months.

                                   SECTION 13

                                   TRUST FUND

13.1 Trustee. The Committee shall maintain a Trust Fund in order to implement and carry out the provisions of the Plan and to finance the benefits under the Plan, by entering into one or more Trust Agreements. Any Trust Agreement is designated as, and shall constitute, a part of this Plan and all rights which may accrue to any person under the Plan shall be subject to all the terms and provisions of such agreement, except that in the event of a conflict between the terms of the Plan and the terms of the Trust Agreement, the terms of the Plan shall control. The Committee may modify any Trust Agreement from time to time to accomplish the purpose of the Plan and may replace any Trustee and appoint a successor Trustee or Trustees. The Trustee has exclusive responsibility for the control and management of the Trust Fund, subject to Section 8.4, and further provided that the Committee may appoint an investment adviser (which may be any person, persons, or organization registered under the Investment Advisers Act of
1940) to direct the Trustee with respect to investments. If an investment adviser is appointed, the Trustee is released from any obligation or liability for the management, investment, or control of the assets for which the appointment is made. Each investment adviser shall acknowledge that he is a fiduciary under the Plan in writing delivered to the Committee and the Trustee.

13.2 Fund to be for the Exclusive Benefit of Participants. The contributions to the Trust Fund shall be for the exclusive purpose of providing benefits to the Participants and their Beneficiaries and no part of the Trust Fund shall revert to the Employer, except as follows:

(a) If a contribution is made to the Trust Fund by the Employer under mistake of fact, such contribution shall be returned within one year after its payment.

(b)      If any part or all of a contribution is disallowed as a deduction under
         Section 404 of the Code with respect to the Employer, then to the extent of such disallowance it may be returned to the Employer within one year after the disallowance.

13.3 Non-Alienation. No benefit payable at any time under the Plan shall be made subject to the debts or liabilities of a Participant or his Beneficiary. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. No benefit under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment or encumbrance of any kind. The preceding shall also apply to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a Qualified Domestic Relations Order, as defined in Section 2.33. Effective on and after April 1, 1998, the non-alienation provisions of this Section shall also not apply to an order or requirement to pay which arises under a judgment, order, decree or settlement arising from certain crimes or violations of ERISA, provided the judgment, order, decree or settlement agreement expressly provides for an offset of all or part of the amount ordered or required to be paid to the Plan against the Participant's plan benefits.

13.4 Expenses. The costs of making, retaining, and divesting the investments of the Trust may be charged to the Trust or the Employer at the discretion of the Committee.

                                   SECTION 14

                                 ADMINISTRATION

14.1 Committee. There is hereby created an Administration and Investment Committee (the "Committee" or "Administration Committee") which shall consist of not less than three (3) members who are appointed by, and serve at the pleasure of, the Board of Directors of PHS (the "Board"). The Board may, at any time, fill vacancies or require the resignation of one or more of the members of the Committee with or without cause. In the event that a vacancy or vacancies shall occur on the Committee, the remaining member or members shall act as the Committee until the Board fills such vacancy or vacancies. No person shall be ineligible to be a member of a Committee because he/she is, was or may become entitled to benefits under the Plan or because he/she is a director and/or officer of an Employer or a Trustee; provided, that no Participant who is a member of the Committee shall participate in any determination by the Committee specifically relating to the disposition of his own Accounts (including any determination with respect to a hardship withdrawal or a loan.

14.2 Limitation of Liability. Except as otherwise provided by law, no person who is a member of the Committee, or any employee, director or officer of any Employer, may incur any liability whatsoever on account of any matter connected with or related to the Plan or the administration of the Plan.

14.3 Indemnification. PHS shall indemnify and save harmless each member of the Committee, and each employee, director or officer of any Employer, from and against any and all loss, liability, claim, damage, cost and expense which may arise by reason of, or be based upon, any matter connected with or related to the Plan or the administration of the Plan (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or in settlement of any such claim whatsoever), unless such person shall have acted in bad faith or been guilty of willful misconduct or gross negligence in respect of his duties, actions or omissions in respect of the Plan.

14.4 Compensation and Expenses. The members of the Committee shall serve without compensation for their services as such members. All expenses reasonably incurred by the Committee shall be treated as an expense of the Trust Fund of the Plan unless paid by the Company. The members of the Committee shall serve without bond unless the Company or the provisions of any applicable laws shall require otherwise, in which event the Company shall pay the premium thereon.

14.5 Voting, Chairmen, Subcommittees. If there are fewer than five members of the Committee at any time, the Committee may do any act which the Plan authorizes or requires the Committee to do only upon the unanimous consent of the members of the Committee eligible to vote on such act. If there are five or more members of the Committee at any time, a majority of the members of the Committee at the time in office may do any act which the Plan authorizes or requires the Committee to do. The action of the members expressed from time to time by a vote at a meeting, or in writing without a meeting, or by conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members at the time in office. Where action is taken by members of the Committee by conference telephone or similar communications equipment, such action shall be confirmed in writing by such members as soon as practicable thereafter. The Secretary shall maintain minutes reflecting Committee meetings and shall cause each action taken in writing without a meeting, and each written confirmation of action taken by conference telephone or similar communications equipment, to be included in the minutes of the Committee. Any member who dissents from an action taken by the Committee may have such dissent recorded in the minutes, along with the reasons therefor. The Secretary shall distribute the minutes to the members of the Committee as soon as practicable after a Committee meeting or after Committee action taken without a meeting.

14.6 Payment of Benefits. The Committee, through its designee, the Human Resources Department of the Company, shall advise the Trustees in writing with respect to all benefits which become payable under the terms of the Plan and shall direct the Trustees to pay such benefits. The Committee shall be authorized to give to any party such instructions as may be necessary or appropriate in order to provide for the payment of benefits in accordance with the Plan.

14.7 Powers and Authority; Action Conclusive. Except as otherwise expressly provided in the Plan or in any trust agreement relating to the Plan, or by the Board of Directors of the Company, the Committee shall have such powers as may be necessary to discharge its duties under the Plan, including:

(a)     The Committee shall be responsible for the administration of the Plan.

(b) The Committee shall have all powers necessary or helpful for the carrying out of its responsibilities, and the decisions or action of the Committee in good faith in respect of any matter hereunder shall be conclusive and binding upon all parties concerned.

(c) The Committee may delegate to one or more of its members or any other person (a "Designee") the right to act on its behalf in any matter connected with the administration of the Plan.

(d) Without limiting the generality of the foregoing, the Committee shall have full discretionary authority to:

        (i) Interpret and construe the Plan, to determine all questions with regard to employment, eligibility, service, credited service, annual compensation, and such other factual matters as dates of birth, retirement and other similarly related matters for purposes of the Plan. The Committee's or its Designee's determination of all questions arising under the Plan shall be conclusive upon all Participants (except to the extent that a determination relating to a Participant's benefits may be appealed in accordance with the terms of the Plan), the Board of Directors, the Company, the Trustee, and other interested parties;

        (ii) Determine all questions and hear all appeals relating to the administration of the Plan (A) when disputes arise between the Plan and a Participant or his/her Beneficiary, spouse or legal representatives, and (B) whenever the Committee deems it advisable to determine such questions in order to promote the uniform administration of the Plan;

        (iii) Make rules and regulations for the administration of the Plan which are not inconsistent with the terms and provisions of the Plan, and fix the annual accounting period of any trust established relating to the Plan as required for tax purposes;

        (iv) Modify or amend the Plan, provided the annual cost of such modification or amendment does not exceed $500,000;

        (v) Prescribe procedures to be followed by Participants and Beneficiaries filing applications for benefits;

        (vi) Prepare and distribute to Participants and their Beneficiaries information explaining the Plan;

        (vii) Appoint from their number such sub-committees with such powers as they shall determine, and to authorize one or more of their number to exercise any of the Committee's powers, ministerial or discretionary, necessary to carry out the provisions of the Plan;

        (viii)  Appoint or terminate the engagement of any Trustee for the Plan;

        (ix)    Instruct the Trustee to make disbursements pursuant to the Plan;

        (x) Receive and review reports of disbursements from the Trust Fund made by the Trustees;

        (xi)    Establish investment policies and related guidelines;

        (xii) Appoint or terminate the engagement of an independent investment manager or managers and such other professional advisor or advisors as it may deem necessary or desirable;

        (xiii) Monitor the performance of each Trustee and any investment manager for the assets of the Plan, and make regular reports to the Board regarding the same. In order to accomplish this, the Committee shall meet at least annually with each Trustee and with any investment manager, at which time the Committee shall request each Trustee or investment manager to present a full report on the financial position of the Plan assets under the control of such Trustee or investment manager;

        (xiv)   Change the investment options available under the Plan;

        (xv) Appoint or employ persons to assist in the administration of the Plan including, without limitation, counsel, an accountant, other agents and clerical services as they may require in carrying out the provisions of the Plan and applicable law;

        (xvi) Receive and review the periodic audit of the Plan made by a Certified Public Accountant where mandated by ERISA; and

        (xvii) In addition to any other powers granted in the Plan to the Committee, the Committee shall have discretionary authority to determine whether and to what extent Participants and Beneficiaries are entitled to benefits, and to construe disputed or doubtful Plan terms. The Committee shall be deemed to have properly exercised such authority unless they have abused their discretion under the Plan by acting arbitrarily and capriciously.

The Committee may request the Board of Directors of the Company to review any matter or policy issue the Committee deems appropriate.

With respect to the powers enumerated in subsections (iii), (v), (vi), and (ix), and with respect to making all initial determinations of benefit eligibility under the Plan, the Committee has designated the Human Resources Department of the Company to act on its behalf.

The foregoing list of powers is not intended to be either complete or exclusive, and the Committee shall, in addition, have such powers as may be necessary for the performance of its duties under the Plan and any trust established relating to the Plan.

Other than by making formal amendments to the Plan, the Committee shall have no power to add to, subtract from, or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements for eligibility for a benefit under the Plan.

14.8 Standard of Care. The members of the Committee shall discharge their duties solely in the interests of Participants and their beneficiaries and (a) for the exclusive purpose of providing benefits to such persons and defraying reasonable expenses of administering the Plan and (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

14.9 Counsel and Agents. The Committee may employ such counsel, including legal counsel, accountants, investment advisors, physicians, agents and such clerical and other services as it may require in carrying out the provisions of the Plan, and shall charge the fees, charges and costs resulting from such employment as an expense of the Trust Fund unless paid by an Employer. Unless otherwise provided by law, any person so employed by a Committee may be legal or other counsel to an Employer, a Subsidiary, a member of a Committee or an officer or member of the Board of Directors of an Employer or a Subsidiary.

14.10 Reliance on Information. The members of the Committee and any Employer and its officers, directors and employees shall be entitled to rely upon all tables, valuations, certificates, opinions, and reports furnished by any accountant, trustee, insurance company, counsel or other expert who shall be engaged by an Employer or the Committee, and the members of the Committee and any Employer and its officers, directors and employees shall be fully protected in respect of any action taken or suffered by them in good faith in reliance thereon, and all action so taken or suffered shall be conclusive upon all persons affected thereby.

14.11 Fiduciaries. (a) The named fiduciaries under the Plan shall be the members of the Committee who shall be named fiduciaries with respect to control or management of the assets of the Plan, and who shall have authority to control or manage the operation and administration of the Plan, except with respect to those matters which under the Plan or the Trust Agreement are the responsibility, or subject to the authority, of the Trustee for which Participants have been designated as Named Fiduciaries.

(b) The members of the Committee shall together establish and carry out, or cause to be provided by those persons (including without limitation, any investment manager, trustee or insurance company) to whom responsibility or authority therefor has been allocated or delegated in accordance with this Plan or the Trust Agreement, a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA. For such purposes, the Committee shall, at a meeting duly called for the purpose, establish a funding policy and method which satisfies the requirements of ERISA, and shall meet annually at a stated time of the year to review such funding policy and method. All actions taken with respect to such funding policy and method and the reasons therefor shall be recorded in the minutes of the meetings of the Committee.

(c) Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

(d) Any named fiduciary under the Plan may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

(e) The Committee, or such of them to whom such power shall be allocated, may appoint an investment manager or managers, as defined in section 3(38) of ERISA, to manage (including the power to acquire, invest and dispose of) any assets of the Plan.

(f) Except to the extent otherwise provided by law, if any duty or responsibility of a named fiduciary has been allocated or delegated to any other person in accordance with any provision of this Plan or of the Trust Agreement, then such named fiduciary shall not be liable for an act or omission of such person in carrying out such duty or responsibility.

14.12 Plan Administrator. The Company shall be the administrator of the Plan, as defined in section 3(16)(A) of ERISA.

                                   SECTION 15

                            APPLICATION FOR BENEFITS

15.1 Application for Benefits. Each person eligible for a benefit under the Plan shall apply for such benefit in advance of the date on which benefits are to be paid by signing an application form to be furnished by the Committee. Each such person shall also furnish the Committee with such documents, evidence, data, or information in support of such application as necessary. If a Participant or Beneficiary makes a false statement material to a claim for benefits, the Committee shall have the right to recover for the Employer or Fund any payments made in reliance on such false statements.

15.2 Appeals from Denial of Claims. If any claim for benefits under the Plan is wholly or partially denied, the claimant shall be given notice in writing of such denial within a reasonable period of time, setting forth the following information:

(a)     the specific reason or reasons for the denial;

(b) specific reference to pertinent Plan provisions on which the denial is based;

(c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

(d) an explanation that a full and fair review by the Committee of the decision denying the claim may be requested by the claimant or his authorized representative by filing with the Committee, within 90 days after such notice has been received, a written request for such review; and

(e) if such request is so filed, the claimant or his authorized representative may review pertinent documents and submit issues and comments in writing within the same 90-day period specified in paragraph
        (d) above.

The decision of the Committee shall be made promptly, and not later than 60 days after the Committee's receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If, on appeal, the claim is denied in whole or in part, the claimant shall be given a copy of the decision promptly. The decision shall be in writing and shall include specific reasons for the denial, written in a manner calculated to be understood by the claimant, and shall include specific references to the pertinent Plan provisions on which the denial is based.

15.3 Facility of Distribution. If the Committee determines that a Participant or Beneficiary is unable to care for his affairs because of illness or accident or any other reason, any distributions due may, unless a claim shall have been made therefore by a duly appointed guardian, conservator, or other legal representative, be made at the direction of the Committee to the spouse, child, parent or other blood relative or to any person deemed by him to have incurred expenses for such Participant or Beneficiary, entitled to distributions under the Plan, and such distribution so made shall be a complete discharge of the liabilities of the Plan therefore.

                                   SECTION 16

                           AMENDMENTS AND TERMINATION

16.1 Amendments. The Board reserves the right to amend this Plan at any time, and from time to time, in any manner which it deems desirable, including but not by way of limitation, to change or modify contributions under the Plan, and to change any provision relating to the distribution or payment, or both, of any account balances. No Employer may adopt alternative provisions as to itself or its Employees. In addition, the Committee may amend the Plan to the extent the annual cost to the Employer of such amendment does not exceed $500,000.

16.2 Form of Amendment. Any such amendment shall be made by a resolution of the Board, or by an instrument in writing, signed by a duly authorized member or members of the Committee, as the case may be.

16.3 Limitations on Amendments. The provisions of this section are subject to and limited by the following restrictions:

(a) No amendment of this Plan shall operate either directly or indirectly to give the Employer any interest whatsoever in any funds or property held under the Trust Fund under the terms hereof, or to permit corpus or income of the Trust Fund to be used for or diverted to purposes other than the exclusive benefit of persons who are at any time on or after the date thereof Participants or Beneficiaries.

(b) No amendment shall operate either directly or indirectly to deprive any Participant of a right to his Accounts which are vested or, except to the extent permitted under section 411(d)(6) and regulations thereunder, eliminate an optional form of benefit under the Plan with respect to contributions and earnings attributable to a Participant's Service as of the later of the date such amendment is adopted or the date it becomes effective.

16.4 Termination of the Plan. The Employer further reserves the right to terminate the Plan at any time. Upon complete or partial termination of the Plan, or in the event of complete discontinuance of contributions, the rights of all affected Participants to benefits accrued to the date of said termination or discontinuance shall be nonforfeitable. Upon termination of the Plan, the Participant's accounts may be transferred to another defined contribution plan within the same Controlled Group which includes the Employer, or immediately distributed to the Participant notwithstanding any provision of this Plan to the contrary.

16.5 Merger or Consolidation. No merger or consolidation of the Plan with, or any transfer of assets or liabilities of the Plan to or from, any other plan shall occur unless each Participant in the Plan would be entitled to receive a benefit immediately after the merger (if the plan then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan then terminated).

                                   SECTION 17

                             PARTICIPATING COMPANIES

17.1 Single Employer Plan. Notwithstanding the adoption of the Plan by other entities, the Plan will be administered as a single employer plan with respect to each Controlled Group of Participating Employers. Each Employer's contributions (including forfeitures) shall be available to pay benefits only for the Participants that are employed by that Employer or a member of that Employer's Controlled Group.

                                   SECTION 18

                                  MISCELLANEOUS

18.1 Interpretation of Plan. To the extent not preempted by ERISA or other federal law, the provisions and validity and construction of this Plan shall be subject to and governed by the laws of the State of Connecticut.

18.2 Notice of Address. Each person entitled to benefits under the Plan must file with the Committee, in writing, his mailing address and each change of mailing address. Any communication, statement or notice addressed to such person at such address shall be deemed sufficient for all purposes of the Plan, and there shall be no obligation on the part of the Employer, the Committee or the Trustee to search for or to ascertain the location of such person.

18.3 Rights of Employee. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Employee at any time, nor shall it be deemed to give the Employer the right to require the Employee to remain in its service or to interfere with the Employee's right to terminate service at any time.

18.4 Gender and Number. Wherever used herein, masculine terminology shall also include the feminine, where applicable, and the singular shall include the plural, unless the context clearly indicates otherwise.

18.5 Qualified Military Service. This Section 18.5 shall be effective on and after January 1, 1994. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code.

                                   SECTION 19

                              TOP HEAVY PROVISIONS

19.1 Top Heavy Plan Requirements. Notwithstanding any other provisions of the Plan, if for any Plan Year the Plan is determined to be a Top Heavy Plan, a Participant who is not a Key Employee shall be entitled to the top heavy minimum contribution, as set forth in Section 19.4.

19.2 Definitions. For purposes of this Section 19, the following terms shall have the respective meanings set forth below:

(a) "Aggregation Group" means either, a Required Aggregation Group (as defined in Subsection 19.2(g)) or a Permissive Aggregation Group (as defined in Subsection 19.2(f)).

(b) "Benefit Plan" means any defined benefit plan or any defined contribution plan maintained by the Employer within the Testing Period.

(c) "Determination Date" means, with respect to any plan year, (i) the last day of the immediately preceding plan year, or (ii) in the case of the first plan year of a plan, the last day of such plan year.

(d) "Key Employee" means those individuals described in Section 416(i)(1) of the Code.

(e) "Non-Key Employee" means those individuals who are not Key Employees, as described in Section 416(i)(2) of the Code.

(f) "Permissive Aggregation Group" means a Required Aggregation Group (as defined in Section 19.2(g) plus any or all other Benefit Plan or Plans which is or are not required to be included in the Required Aggregation Group, provided that such Permissive Aggregation Group would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code with such Benefit Plan or Plans being taken into account.

(g) "Required Aggregation Group" means (i) each Benefit Plan in which a Key Employee is a participant at any time during the Testing Period, and
         (ii) each other Benefit Plan which enables any Benefit Plan described in the immediately preceding clause (i) to meet the requirements of
         Section 401(a)(4) or 410 of the Code.

(h) "Testing Period" means the plan year containing the Determination Date and the four preceding plan years.

(i) "Top Heavy Group" means, with respect to any plan year, an Aggregation Group if, as of the Determination Date with respect to such plan year,
         (i) the sum of (A) the present value of the cumulative accrued benefits (determined, in accordance with Section 416(g) of the Code, as of the most recent date which is within a 12-month period ending on such Determination Date that is used for computing defined benefit plan costs for minimum funding) for Key Employees under all defined benefit plans included in such Aggregation Group, and (B) the aggregate of the accounts (determined, in accordance with Section 416(g) of the Code, as of the valuation date coincident with or immediately preceding such Determination Date) for Key Employees under all defined contributions plans included in such Aggregation Group, exceeds (ii) 60% of a similar sum determined for Key Employees and Non-Key Employees. When two or more plans constitute an Aggregation Group, the present value of accrued benefits and aggregate of accounts will be determined separately for each plan as of each plan's Determination Date. The plans will then be aggregated by adding together the results for each plan as of the Determination Dates that fall within the same calendar year. If any employee is not a Key Employee with respect to any Benefit Plan for any plan year, but such employee was a Key Employee with respect to such Benefit Plan for any prior plan year, any accrued benefit for such employee and any account of such employee shall not be taken into account for purposes of the foregoing determination. In determining the present value of the cumulative accrued benefit or aggregate of account of any employee under each Benefit Plan, such present value or aggregate of account shall be increased by the aggregate distributions with respect to such employee under the Benefit Plan during the Testing Period unless such amount was distributed after the Valuation Date and is already included as part of the accrued benefit or account. If any individual has not performed service for the Employer at any time during the Testing Period, any accrued benefit or account for such individual under such plan shall not be taken into account.

19.3 Determination of Top Heavy Plan. The Plan shall be a Top Heavy Plan for any Plan Year in which the Plan is included in the Required Aggregation Group (as defined in Section 19.2(g)) and the Top Heavy Group (as defined in Section 19.2(i)).

19.4 Top Heavy Contribution Requirement. If for any Plan Year, the Plan is determined to be a Top Heavy Plan, Company Contributions allocated for a Plan Year on behalf of any Participant who is a Non-Key Employee shall not be less than the lesser of 3% of such Participant's Compensation or, unless this Plan enables a defined benefit plan included in the Required Aggregation Group to meet Section 40l(a)(4) or 410 of the Code, the largest percentage of the sum of all Employer Contributions, allocated on behalf of any Key Employee for that year. To the extent Company Contributions are less than the required contribution, additional Company Contributions shall be made. This Subsection
18.4 shall not apply to any individual who was not employed by a member of the Controlled Group which includes the Employer on the last day of the Plan Year.

                                   SECTION 20

                   ADDITIONAL DISTRIBUTION FORMS BEFORE 9/1/02

20.1 Introduction. Notwithstanding anything in this Plan to the contrary, for any Participant or who commences receipt of benefits before September 1, 2002, or who dies before such date without having commenced benefits, this Section 20 shall apply in addition to the other provisions of the Plan.

20.2 Normal Form of Retirement Benefit. A Participant's normal form of benefit shall be (a) a Qualified Joint and Survivor Annuity if such Participant is married and (b) a monthly annuity for the Participant's lifetime if such Participant is not married. For this purpose, a Qualified Joint and Survivor

Annuity shall mean a survivorship life annuity with installment refund where the survivorship percentage is 50%. The amount of benefit payable under the Qualified Joint & Survivor Annuity or under a single life annuity shall be the amount of benefit which may be provided in such form by the Participant's Accounts.

20.3 Normal Form of Survivor Benefit for Spouse. The spouse of a Participant who dies before commencing benefits shall receive as the normal form of benefit a Qualified Preretirement Survivor Annuity, which means a life annuity with installment refund. The amount of benefit payable under the Qualified Preretirement Survivor Annuity shall be the amount of benefit which may be provided in such form by the Participant's Accounts

20.4 Additional Forms of Retirement Benefits. In addition to the optional forms of benefit described in Section 10.3, such Participant or Beneficiary, as the case may be, may elect to receive benefits in any of the following forms: (i) single life annuities with certain periods of 5, 10 or 15 years; (ii) single life annuity with installment refund; (iii) fixed period annuities for any period of whole months which is at least 60 and which does not exceed the Participant's life expectancy, and (iv) survivorship life annuities with certain periods of 5, 10 or 15 years. The amount of benefit payable under each such form shall be the amount of benefit which may be provided in such form by the Participant's Accounts.

20.5 Waiver of Normal Form of Benefit. Subject to obtaining the required Spousal Consent, a Participant may elect to waive payment of his benefit in the form of a Qualified Joint and Survivor Annuity and a Participant may elect to waive Qualified Preretirement Survivor Annuity coverage at any time during the Applicable Election Period. A Participant may revoke any such waiver at any time during the Applicable Election Period. If such waiver is effective, the Participant's Retirement Benefit shall be paid in any of the other optional forms of benefit described in the Plan.

20.6 Required Information. The Committee shall provide to each eligible Participant within a reasonable period of time before the commencement of benefits (pursuant to such regulations as may be prescribed by the Secretary of the Treasury) a written explanation of: (i) the terms and conditions of the Qualified Joint and Survivor Annuity; and (ii) the Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity. The Committee shall also provide to each eligible Participant a comparable written explanation of the Qualified Preretirement Survivor Annuity. Such written explanation shall be furnished to a Participant within whichever of the following periods ends last:

         (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; and

         (ii)     a reasonable period after an individual becomes a Participant.

Notwithstanding the other requirements of this Section 20, the respective notices prescribed by this Section need not be given to a Participant if under the Plan a Participant's failure to waive a Qualified Joint and Survivor Annuity and/or Qualified Preretirement Survivor Annuity would not result in a decrease in any benefit and would not result in increased contributions from such Participant.

20.7 Elimination of Section. This entire Section 20 shall have no applicability with respect to any Participant who commences benefits on or after September 1, 2002, or who dies after such date.

                                PRAXAIR HEALTHCARE SERVICES, INC.



                                By:
                                    --------------------------------------

                                                 Table of Contents

                                                                                                             Page

SECTION 1             THE PLAN...................................................................................1

         1.1      The Plan.......................................................................................1

         1.2      Applicability of the Plan......................................................................1

SECTION 2             DEFINITIONS................................................................................2

         2.1      Definitions....................................................................................2

SECTION 3             ELIGIBILITY ...............................................................................7

         3.1      Eligibility....................................................................................7

         3.2      Notification of Participation and Enrollment for Elective Deferrals............................7

         3.3      Ineligible Employment Classifications..........................................................7

         3.4      Reemployment...................................................................................7

SECTION 4             CONTRIBUTIONS..............................................................................8

         4.1      Elective Deferral Contributions................................................................8

         4.2      Change In Elective Deferral Contributions......................................................8

         4.3      Distribution of Excess Deferrals...............................................................8

         4.4      Matching Contributions.........................................................................8

         4.5      Company Contributions..........................................................................9

         4.6      After-Tax Contributions........................................................................9

         4.7      Catch-Up Contributions.........................................................................9

         4.8      Rollover Contributions.........................................................................9

SECTION 5             ESOP......................................................................................10

         5.1      ESOP Defined..................................................................................10

         5.2      Establishment of ESOP.........................................................................10

         5.3      Dividends.....................................................................................10

         5.4      Coverage......................................................................................10

         5.5      Non-Discrimination............................................................................11

         5.6      Voting........................................................................................11

         5.7      Tender Offers.................................................................................11

         5.8      Diversification...............................................................................11

         5.9      Distributions.................................................................................12




                                                        -i-


                                                 Table of Contents
                                                    (continued)
                                                                                                             Page


SECTION 6             NONDISCRIMINATION REQUIREMENTS............................................................13

         6.1      Average Deferral Percentage Test..............................................................13

         6.2      Distribution or Recharacterization of Excess Elective Deferral Contributions..................14

         6.3      Average Contribution Percentage Test..........................................................15

         6.4      Distribution of Excess Contributions..........................................................16

SECTION 7             LIMITATIONS ON CONTRIBUTIONS..............................................................18

         7.1      Maximum Annual Addition.......................................................................18

SECTION 8             INVESTMENT FUNDS AND ALLOCATION OF INVESTMENT EARNINGS....................................21

         8.1      Investment of Accounts........................................................................21

         8.2      Change in Investment Options..................................................................21

         8.3      Limitations on Obligation to Follow Instructions..............................................21

         8.4      Discontinuance of Investment Funds............................................................22

         8.5      Other Rules and Procedures....................................................................22

         8.6      Valuation of Assets...........................................................................22

SECTION 9             VESTED PORTION OF ACCOUNTS................................................................23

         9.1      Account other than Matching Contribution Account..............................................23

         9.2      Matching Contribution Accounts................................................................23

         9.3      Normal Retirement, Disability, and Death Exception............................................23

         9.4      Forfeitures...................................................................................23

SECTION 10            DISTRIBUTION OF ACCOUNTS UPON  TERMINATION OF EMPLOYMENT..................................25

         10.1     Distribution Requirements.....................................................................25

         10.2     Termination Payment...........................................................................25

         10.3     Methods and Forms of Distribution.............................................................25

         10.4     Small Benefits................................................................................25

         10.5     Election to Defer Distribution................................................................26

         10.6     Benefits Payable Upon the Death of a Participant..............................................26

         10.7     Proof of Death and Right of Beneficiary or Other Person.......................................26






                                                        -ii-

                                                 Table of Contents
                                                    (continued)



         10.8     Required Distribution Date....................................................................27

         10.9     Exceptions....................................................................................27

         10.10    Direct Rollover of Eligible Rollover Distributions............................................28

SECTION 11            PARTICIPANT LOANS.........................................................................29

         11.1     Eligibility for Loan..........................................................................29

         11.2     Amount and Frequency of Loan..................................................................29

         11.3     Terms and Conditions..........................................................................29

         11.4     Other Rules and Procedures....................................................................30

SECTION 12            WITHDRAWALS WHILE STILL EMPLOYED..........................................................31

         12.1     Hardship Withdrawals..........................................................................31

         12.2     Immediate and Heavy Financial Need............................................................31

         12.3     Distribution Necessary to Satisfy Financial Need..............................................31

         12.4     Payment.......................................................................................32

         12.5     Withdrawal of After-Tax Contributions.........................................................32

SECTION 13            TRUST FUND................................................................................33

         13.1     Trustee.......................................................................................33

         13.2     Fund to be for the Exclusive Benefit of Participants..........................................33

         13.3     Non-Alienation................................................................................33

         13.4     Expenses......................................................................................33

SECTION 14            ADMINISTRATION............................................................................34

         14.1     Committee.....................................................................................34

         14.2     Limitation of Liability.......................................................................34

         14.3     Indemnification...............................................................................34

         14.4     Compensation and Expenses.....................................................................34

         14.5     Voting, Chairmen, Subcommittees...............................................................34

         14.6     Payment of Benefits...........................................................................35

         14.7     Powers and Authority; Action Conclusive.......................................................35

         14.8     Standard of Care..............................................................................37

         14.9     Counsel and Agents............................................................................37





                                                       -iii-

                                                 Table of Contents
                                                    (continued)



         14.10    Reliance on Information.......................................................................37

         14.11    Fiduciaries...................................................................................38

         14.12    Plan Administrator............................................................................38

SECTION 15            APPLICATION FOR BENEFITS..................................................................39

         15.1     Application for Benefits......................................................................39

         15.2     Appeals from Denial of Claims.................................................................39

         15.3     Facility of Distribution......................................................................39

SECTION 16            AMENDMENTS AND TERMINATION................................................................40

         16.1     Amendments....................................................................................40

         16.2     Form of Amendment.............................................................................40

         16.3     Limitations on Amendments.....................................................................40

         16.4     Termination of the Plan.......................................................................40

         16.5     Merger or Consolidation.......................................................................40

SECTION 17            PARTICIPATING COMPANIES...................................................................41

         17.1     Single Employer Plan..........................................................................41
SECTION 18            MISCELLANEOUS.............................................................................42

         18.1     Interpretation of Plan........................................................................42

         18.2     Notice of Address.............................................................................42

         18.3     Rights of Employee............................................................................42

         18.4     Gender and Number.............................................................................42

         18.5     Qualified Military Service....................................................................42

SECTION 19            TOP HEAVY PROVISIONS......................................................................43

         19.1     Top Heavy Plan Requirements...................................................................43

         19.2     Definitions...................................................................................43

         19.3     Determination of Top Heavy Plan...............................................................44

         19.4     Top Heavy Contribution Requirement............................................................44

SECTION 20            ADDITIONAL DISTRIBUTION FORMS BEFORE 9/1/02...............................................44

         20.1     Introduction..................................................................................44

         20.2     Normal Form of Retirement Benefit.............................................................44



                                                       -iv-

         20.3     Normal Form of Survivor Benefit for Spouse....................................................45

         20.4     Additional Forms of Retirement Benefits.......................................................45

         20.5     Waiver of Normal Form of Benefit..............................................................45

         20.6     Required Information..........................................................................45

         20.7     Elimination of Section........................................................................46
















                                                        -v-